Exhibit 3.10

CERTIFICATE OF INCORPORATION

OF

CLEAN HARBORS (MEXICO), INC.

1.                                      The name of the corporation is Clean Harbors (Mexico), Inc.

2.                                      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      The nature of the business or purposes to be conducted or promoted is:

Holding Company

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                      The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100); all of such shares shall be without par value.

At all elections of the directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5.                                      The name and mailing address of the sole incorporator is:

M. K. Ascione
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

David M. Sprinkle	1301 Gervais Street, Suite 300
Columbia, SC 29201-3326

6.                                      The corporation is to have perpetual existence.

7.                                      In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation; and may authorize the seal of the corporation to be affixed to all papers which may require it but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8.                                      Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.                                      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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10.                               A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 20th day of September, 2002.

/s/ M. K. Ascione
Sole Incorporator
M. K. Ascione

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BY-LAWS

OF

CLEAN HARBORS (MEXICO), INC.

ARTICLE I

The Corporation

Section. 1.1                                 Name.  The title of this Corporation is Clean Harbors (Mexico), Inc.

Section 1.2                                    Office.  The registered office of this Corporation shall be located at 1209 Orange Street, Wilmington, Delaware, or at such other place as the Board of Directors may designate in accordance with Section 133 of the Delaware Corporation Law.

Section 1.3                                    Seal.  The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”.

ARTICLE II

Stockholders

Section 2.1                                    Annual Meeting.  The annual meeting of stockholders shall be held at such place within or without the State of Delaware as the Board of Directors from time to time determine in the month of November, unless otherwise resolved by the Board of Directors.

Notice of the annual meeting shall be mailed by the Secretary to each stockholder at his or her last known post office address no less than ten (10) days and no more than fifty (50) days prior thereto.

Section 2.2                                    Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, or the President and not by any other person.

Section 2.3                                    Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.4                                    Adjournments.                 Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may. transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5                                    Quorum.  At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the, absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these by-laws until a quorum shall attend.

Each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock standing registered in his or her name on the books of the Corporation on the record date selected by the Board of Directors in accordance with these by-laws, unless more or less than one vote per share is, by the terms of the instrument creating special or preferred shares, conferred upon the holders thereof.

Section 2.6                                    Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7                                    Voting: Proxies.  Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation or these by-laws) the Board of Directors may require a larger vote upon any election or question.

Section 2.8                                    Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion of exchange or stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, in notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9                                    List of Stockholders Entitled To Vote.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10                             Action by Consent of Stockholders.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not-consented in writing.

ARTICLE III

Board of Directors

Section 3.1                                    Number: Qualifications.  The initial Board of Directors shall consist of one person. Thereafter the number of directors shall be fixed from to time by action of the Board of the Board of Directors or by the stockholders. The number of Directors may be increased or decreased by action of the stockholders or of the Board of Directors. A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

Section 3.2                                    Election; Resignation; Removal; Vacancies.  At each annual meeting of stockholders, the stockholders shall elect directors and each Director elected shall hold office until his successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election of Directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office; then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

Section 3.3                                    Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 3.4                                    Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President or the Chairman of the Board of Directors. Reasonable notice thereof shall be given by the person calling the meeting, not later than the second day before the date of the special meeting.

Section 3.5                                    Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in any meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 3.6                                    Quorum: Vote Required For Action: Informal Action.  At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 3.7                                    Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as a secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.8                                    Compensation of Directors.  The directors and members of standing committees shall receive such fees or salaries as fixed by resolution of the Board of Directors and in addition will receive expenses in connection with attendance or participation in each regular or special meeting.

Section 3.9                                    Powers.  The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or -by the Certificate of Incorporation or by, these by-laws directed or required to be exercised or done by the stockholders.

ARTICLE IV

Committees

Section 4.1                                    Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange or all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these by-laws.

Section 4.2                                    Committee Rules.  Unless the Board, of Directors otherwise provides, each committee designated by the Board may make, alter, repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these by-laws.

ARTICLE V

Officers

Section 5.1                                    Executive Officers.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Vice President, Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 5.2                                    Other Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.3                                    Term; Removal; Vacancies.  The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4                                    President.  The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the general supervision and direction of all the other officers of the Corporation; he shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have the general powers and duties usually vested in the office of a President of a corporation.

Section 5.7                                    Vice President.  In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, hall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 5.8                                    Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. He shall keep the accounts of stock registered and transferred in such form and manner and under such regulations as the Board of Directors may prescribe.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.9                                    The Treasurer and Assistant Treasurers.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

Stock

Section 6.1                                    Certificates.  The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Any of or all the signatures on the certificate may be a facsimile. In case any officer; transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 6.2                                    Lost, Stolen Or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnity it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3                                    Transfer of Stock.  Subject to the restrictions, if any, on transfer of shares of the Corporation’s stock, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of the proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

ARTICLE VII

Indemnification

The Corporation shall indemnify its officers, directors, employee and agents to the extent permitted by the General Corporate Law of Delaware.

ARTICLE VIII

Miscellaneous

Section 8.1                                    Fiscal Year.  The fiscal year of the Corporation shall be September 1st through August 31st unless otherwise determined by resolution of the Board of Directors.

Section 8.2                                    Waiver of Notice Of Meeting’s Of Stockholders, Directors, and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 8.3                                    Interested Directors: Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at the meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.4                                    Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of; punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.5                                    Amendment Of By-Laws. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation by a vote of a majority of the entire Board. The stockholders may make, alter or repeal any by-law whether or not adopted by them, provided however, that any such additional by-laws, alterations or repeal. may be adopted only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), unless such additional by-laws, alterations or repeal shall have been recommended to the stockholders for adoption by a majority of the Board of Directors, in which even such additional by-laws, alterations or repeal may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

Section 8.5                                    Gender.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.